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                                                                     Exhibit 12


                         ORIENTAL FINANCIAL GROUP INC.
           COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO COMBINED
                  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                             (DOLLARS IN THOUSANDS)



                                                             YEAR ENDED JUNE 30,
                                         --------------------------------------------------------------
                                           2003         2002         2001          2000          1999
                                         --------    ---------     ---------     ---------     --------

  INCLUDING INTEREST ON DEPOSITS

EARNINGS:
   Pre-tax Income from Continuing
      Operations                         $ 55,604       39,171     $   7,315     $  19,674     $ 26,904
   Plus: Fixed Charges (Excluding
        Capitalized Interest)              80,084       84,787        92,792        83,227       65,788
                                         --------    ---------     ---------     ---------     --------
      Total Earnings                     $135,688    $ 123,958     $ 100,107     $ 102,901     $ 92,692
                                         ========    =========     =========     =========     ========
FIXED CHARGES (INCLUDING INTEREST
   ON DEPOSITS):
   Interest Expense                      $ 77,276    $  82,695     $  91,281     $  81,728     $ 64,775
   Net Rental Expenses                      2,008        2,092         1,511         1,499        1,013
                                         --------    ---------     ---------     ---------     --------
      Total Fixed Charges Before
         Preferred Dividends               80,084       84,787        92,792        83,227       65,788
                                         --------    ---------     ---------     ---------     --------
   Preferred Dividend Requirements          2,387        2,387         2,387         2,387          350
   Divided by (1 minus the Effective
      Income Tax Rate Applicable to
      Continuing Operations)                92.30%       98.16%       118.02%        99.45%       99.26%
                                         --------    ---------     ---------     ---------     --------
   Pre-tax Earnings Required to Pay
      Dividends on Outstanding
      Securities                            2,586        2,432         2,023         2,400          353
                                         --------    ---------     ---------     ---------     --------
   Total Fixed Charges and Preferred
      Stock Dividends                    $ 82,670    $  87,219     $  94,815     $  85,627     $ 66,141
                                         ========    =========     =========     =========     ========
   Ratio of Earnings to Combined Fixed
      Charges and Preferred Stock
      Dividends Including Interest
      on Deposits                           1.64x        1.42x         1.06x         1.20x        1.40x

   EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
   Pre-tax Income from Continuing
      Operations                         $ 55,604    $  39,171     $  70,659     $  50,402     $ 46,604
   Plus:  Fixed Charges (Excluding
      Capitalized Interest
      and Interest Expense on
      Deposits)                            46,427       51,199        56,577        51,804       37,003
                                         --------    ---------     ---------     ---------     --------
      Total Earnings                     $102,031    $  90,370     $ 127,236     $ 102,206     $ 83,607
                                         ========    =========     =========     =========     ========
FIXED CHARGES (EXCLUDING INTEREST
   ON DEPOSITS):
   Interest Expense                      $ 77,276    $  82,695     $  91,281     $  81,728     $ 64,775
      Less:  Interest on Deposits         (33,657)     (33,588)      (36,642)      (31,423)     (28,785)
                                         --------    ---------     ---------     ---------     --------
   Interest Expense (Excluding
      Interest on Deposits)                43,619       49,107        54,639        50,305       35,990
   Net Rental Expenses                      2,808        2,092         1,938         1,499        1,013
                                         --------    ---------     ---------     ---------     --------
      Total Fixed Charges Before
      Preferred Dividends                  46,427       51,199        56,577        51,804       37,003
                                         --------    ---------     ---------     ---------     --------
   Preferred Dividend Requirements          2,387        2,387         2,387         2,387          350
   Divided by (1 minus the Effective
       Income Tax Rate Applicable to
       Continuing Operations)               92.30%       98.16%       118.02%        99.45%       99.26%
                                         --------    ---------     ---------     ---------     --------
   Pre-tax Earnings Required to Pay
       Dividends on Outstanding
       Securities                           2,586        2,432         2,023         2,400          353
                                         --------    ---------     ---------     ---------     --------
   Total Fixed Charges and Preferred
      Stock Dividends (Excluding
      Interest on Deposits)              $ 49,013    $  53,631     $  58,600     $  54,204     $ 37,356
                                         ========    =========     =========     =========     ========
   Ratio of Earnings to Combined Fixed
      Charges and Preferred Stock
      Dividends Excluding Interest
      on Deposits                           2.08x        1.69x         2.17x         1.89x        2.24x
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